Exhibit 99.1

Protolabs Reports Record Revenue Growth and

Net Income for Second Quarter 2018

Record Quarterly Revenue of $109.7 million, an increase of 34% over 2017

Record Quarterly Net Income of $18.3 million, an increase of 52% over 2017

MAPLE PLAIN, Minn. – July 26, 2018 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 highlights include:

●	Revenue for the second quarter of 2018 was a record $109.7 million, representing a 33.7 percent increase over revenue of $82.0 million in the second quarter of 2017.
●

The number of unique product developers and engineers served through our web-based customer interface totaled 19,198 in the second quarter of 2018, an increase of 18.7 percent over the second quarter of 2017. This metric does not include unique product developers served in our recently acquired RAPID Manufacturing business.

●	Net income for the second quarter of 2018 was a record $18.3 million, or $0.67 per diluted share.
●	Non-GAAP net income was $19.9 million, or $0.73 per diluted share. See “Non-GAAP Financial Measures” below.

“For the second straight quarter, Protolabs delivered 34% revenue growth over 2017,” said Vicki Holt, President and Chief Executive Officer. “Through the first half of the year, our CNC Machining business has experienced explosive growth in excess of 60%. Our ability to serve our customers with this level of growth demonstrates the tremendous value and scalability of our digital business model.”

Additional Second Quarter 2018 highlights include:

●

Gross margin was 54.0 percent of revenue for the second quarter of 2018, compared with 56.5 percent for the second quarter of 2017 with the change in gross margin largely driven by the RAPID Manufacturing acquisition.

●	GAAP operating margin was 20.0 percent of revenue during the second quarter of 2018, compared to 20.0 percent for the second quarter of 2017.
●	Non-GAAP operating margin was 23.3 percent of revenue during the second quarter of 2018, compared to 22.9 percent for the second quarter of 2017. See “Non-GAAP Financial Measures” below.
●	The company generated $33.2 million in cash from operations during the second quarter of 2018.
●	Cash and investments balance was $144.9 million at June 30, 2018.

“Protolabs continues to produce strong financial results,” said John Way, Chief Financial Officer. “Our revenue growth of 34% converted to a 34% growth in income from operations and net income growth of 52%. This business performance resulted in cash generated from operations of $33 million and provided the opportunity to reinvest in the business to drive future growth.”

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, disposal of businesses, legal settlements and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, operating margin and revenues, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its second quarter 2018 financial results today, July 26, 2018 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. start time. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/m6/p/3a8giomf. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Padilla for Protolabs
Tim Nelson, 612-455-1789
Tim.Nelson@PadillaCo.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$62,605	$36,707
Short-term marketable securities	57,619	57,424
Accounts receivable, net	55,928	51,503
Inventory	9,590	11,271
Income taxes receivable	-	1,832
Other current assets	7,678	6,267
Total current assets	193,420	165,004

Property and equipment, net	197,339	166,440
Long-term marketable securities	24,636	37,034
Goodwill	128,752	128,504
Other intangible assets, net	18,521	19,084
Other long-term assets	3,519	2,672
Total assets	$566,187	$518,738

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$20,038	$15,876
Accrued compensation	13,822	12,100
Accrued liabilities and other	9,885	8,408
Short-term debt obligations	-	5,000
Income taxes payable	637	2,371
Total current liabilities	44,382	43,755

Long-term income taxes payable	2,181	2,181
Long-term deferred tax liabilities	8,583	6,966
Other long-term liabilities	4,788	4,621

Shareholders' equity	506,253	461,215
Total liabilities and shareholders' equity	$566,187	$518,738

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue
Injection Molding	$51,586	$46,792	$102,929	$94,708
CNC Machining	37,788	24,180	74,519	46,152
3D Printing	13,248	10,873	25,573	20,958
Sheet Metal	6,309	-	12,550	-
Other	721	195	1,826	389
Total revenue	109,652	82,040	217,397	162,207

Cost of revenue	50,439	35,671	100,276	70,565
Gross profit	59,213	46,369	117,121	91,642

Operating expenses
Marketing and sales	17,557	14,630	34,129	27,617
Research and development	7,032	6,084	13,697	11,907
General and administrative	12,640	9,253	25,583	18,034
Total operating expenses	37,229	29,967	73,409	57,558
Income from operations	21,984	16,402	43,712	34,084
Other income, net	808	1,173	986	1,488
Income before income taxes	22,792	17,575	44,698	35,572
Provision for income taxes	4,478	5,489	8,333	11,286
Net income	$18,314	$12,086	$36,365	$24,286

Net income per share:
Basic	$0.68	$0.46	$1.35	$0.91
Diluted	$0.67	$0.45	$1.34	$0.91

Shares used to compute net income per share:
Basic	26,972,990	26,541,978	26,925,673	26,554,262
Diluted	27,274,882	26,649,152	27,232,215	26,710,217

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2018	2017
Operating activities
Net income	$36,365	$24,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,749	8,700
Stock-based compensation expense	5,034	3,958
Deferred taxes	1,620	1,608
Gain on sale of businesses	(671)	-
Amortization of held-to-maturity securities	276	592
Other	7	77
Changes in operating assets and liabilities	3,937	206
Net cash provided by operating activities	59,317	39,427

Investing activities
Purchases of property and equipment	(43,194)	(13,301)
Cash used for acquisitions, net of cash acquired	(90)	-
Proceeds from sale of businesses	284	-
Purchases of marketable securities	(17,129)	(20,037)
Proceeds from maturities of marketable securities	29,056	25,194
Purchases of other assets and investments	-	(514)
Net cash used in investing activities	(31,073)	(8,658)

Financing activities
Payments on debt	(5,000)	-
Proceeds from exercises of stock options and other	3,306	3,791
Repurchases of common stock	-	(4,410)
Net cash used in financing activities	(1,694)	(619)
Effect of exchange rate changes on cash and cash equivalents	(652)	251
Net increase in cash and cash equivalents	25,898	30,401
Cash and cash equivalents, beginning of period	36,707	68,795
Cash and cash equivalents, end of period	$62,605	$99,196

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized loss (gain) on foreign currency, disposal of businesses, and legal settlement
GAAP net income	$18,314	$12,086	$36,365	$24,286
Add back:
Stock-based compensation expense	2,726	2,242	5,034	3,958
Amortization expense	799	125	1,563	288
Unrealized loss (gain) on foreign currency	93	(412)	248	(349)
Disposal of businesses	(671)	-	(671)	-
Legal settlement	-	(417)	-	(417)
Total adjustments [1]	2,947	1,538	6,174	3,480
Income tax benefits on adjustments [2]	(1,318)	(501)	(3,361)	(1,079)
Non-GAAP net income	$19,943	$13,123	$39,178	$26,687

Non-GAAP net income per share:
Basic	$0.74	$0.49	$1.46	$1.01
Diluted	$0.73	$0.49	$1.44	$1.00

Shares used to compute non-GAAP net income per share:
Basic	26,972,990	26,541,978	26,925,673	26,554,262
Diluted	27,274,882	26,649,152	27,232,215	26,710,217

[1] Stock-based compensation expense, amortization expense, unrealized loss (gain) on foreign currency, disposal of businesses, and legal settlement were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Cost of revenue	$363	$237	$650	$434

Marketing and sales	443	339	820	607
Research and development	376	279	690	501
General and administrative	2,343	1,512	4,437	2,704
Total operating expenses	3,162	2,130	5,947	3,812

Other income, net	(578)	(829)	(423)	(766)
Total adjustments	$2,947	$1,538	$6,174	$3,480

[2] For the three- and six-months ended June 30, 2018 and 2017, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$109,652	$82,040	$217,397	$162,207
Income from operations	21,984	16,402	43,712	34,084
GAAP operating margin	20.0%	20.0%	20.1%	21.0%
Add back:
Stock-based compensation expense	2,726	2,242	5,034	3,958
Amortization expense	799	125	1,563	288
Total adjustments	3,525	2,367	6,597	4,246
Non-GAAP income from operations adjusted for stock-based compensation expense and amortization expense	$25,509	$18,769	$50,309	$38,330
Non-GAAP operating margin	23.3%	22.9%	23.1%	23.6%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$86,354	$-	$86,354	$63,353	36.3%	36.3%
Europe	20,213	(1,453)	18,760	16,131	25.3%	16.3%
Japan	3,085	(51)	3,034	2,556	20.7%	18.7%
Total Revenue	$109,652	$(1,504)	$108,148	$82,040	33.7%	31.8%

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$170,521	$-	$170,521	$123,529	38.0%	38.0%
Europe	40,158	(3,987)	36,171	33,130	21.2%	9.2%
Japan	6,718	(227)	6,491	5,548	21.1%	17.0%
Total Revenue	$217,397	$(4,214)	$213,183	$162,207	34.0%	31.4%

[1] Revenue growth for the three- and six-month periods ended June 30, 2018 has been recalculated using 2017 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue growth for the three- and six-month periods ended June 30, 2017 to GAAP revenue growth for the three- and six-month periods ended June 30, 2018.

[3] This column presents the percentage change from GAAP revenue growth for the three- and six-month periods ended June 30, 2017 (calculated using the foreign currency exchange rates in effect during that period) to non-GAAP revenue growth for the three- and six-month periods ended June 30, 2018 (as recalculated using 2017 foreign currency exchange rates) in order to provide a constant currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Unique product developers and engineers served	19,198	16,174	28,598	24,255

Note: the information above does not include customers who do not utilize our web-based customer interface; these customers are principally related to our recent acquisitions.